MINUTES OF THE ORGANIZATIONAL MEETING



OF THE BOARD OF DIRECTORS



OF



RMX REIT, INC.



TIME AND PLACE



	The organizational meeting of the Board of Directors named in the Articles of Incorporation of RMX REIT, INC. was held at CLS Financial Services, Inc., 4720 200th Street SW, Suite 200, in the City of Lynnwood, in the State of Washington at 11:00 a.m., on September 12, 1997, pursuant to a Waiver of Notice signed by each Director.



PRESENT



	William R. Sanden presided over the meeting and appointed Mel Johnson to act as Secretary of the meeting. Present was Ralph
Ripley, Jerry Vanhook, Vickie L. Swanson, Joe Zimmer and Sue
Cooper.  Also present was DOUGLAS M. O'COYNE, SR. and RICHARD A.
EKMAN, the attorneys for the Corporation. All persons by their presence did waive notice of the meeting.



ARTICLES OF INCORPORATION



	The Chairman reported that the Company's Articles of Incorporation had been filed in the office of the Secretary of State of the State of Washington, on June 19, 1997. A counterpart of the Articles, bearing the approval of the Secretary of State and having attached the Certificate of Incorporation, was presented to the meeting, and the Secretary was instructed to place the copy of the Articles in the minute book of the Company. The corporate registration number is 601 799 020.



BYLAWS



	A set of proposed Bylaws for the regulation and government of the affairs of the Company was presented to the meeting. After discussion, and upon motion duly made and seconded, the following resolution was unanimously adopted:



	RESOLVED, that the Bylaws in the form presented to this meeting are hereby approved and adopted as the Bylaws of the Company, and that the Secretary is directed to file them in the minute book.





APPOINTMENT OF DIRECTORS



	The meeting was declared open for the appointment of directors of the Corporation. After discussion, upon motion duly made and seconded the following directors were unanimously appointed to serve until December 31, 1998, or until their respective successors are elected and qualified, provided each director signs an affidavit stating that he has had no criminal charges or bankruptcy charges.



	Director and Chairman of the Board			Ralph Ripley

	Director							Jerry Vanhook

	Independent Director					Vickie L. Swanson

	Independent Director					Joe Zimmer

	Independent Director					Sue Cooper



ELECTION OF OFFICERS



	The meeting was declared open for the election of officers. After discussion, upon motion duly made and seconded, the following officers were unanimously elected to serve until the next annual meeting and until their respective successors are elected and qualified.



	President and Chief Executive Officer			William R. Sanden

	Secretary							Mel Johnson



STOCK CERTIFICATES



	A form of stock certificate was submitted to be utilized by the Company in issuing its stock.



	After discussion, and upon motion duly made and recorded, the following resolution was unanimously adopted:



	RESOLVED, that the form of stock certificate presented is hereby approved and adopted as the form of certificate to be utilized by the corporation in issuing its stock, and the Secretary is directed to file a copy of such stock certificate with the minutes of this meeting.




STOCK OFFERING



	The Chairman discussed the advantages and disadvantages of registering the stock under Federal Regulation SB. After discussion, and upon motion duly made and recorded, the following resolution was unanimously adopted:



	RESOLVED, that the Corporation is authorized to complete the administrative requirements for issuance of not more than two million four hundred thousand (2,400,000) shares at the offering price of five dollars ($5.00) per share pursuant to Rule SB.
After review of the offering as completed, and after discussion and upon motion duly made and recorded.



	IT WAS FURTHER RESOLVED, that the Registration Statement as proposed is approved to be filed with the SEC in Washington, D.C., and with the Securities Division of the Department of Financial Institutions in the State of Washington.



	IT WAS FURTHER RESOLVED, that the officers shall open an interest bearing FDIC insured escrow account for deposit of all offering funds until the minimum offering is collected and on deposit.



BANK ACCOUNT



	It was considered advisable for the Company to establish a bank account. The Board authorized the President and Secretary to establish an appropriate bank account for checking and an appropriate bank account for savings on behalf of the Corporation.



	The Chairman presented to the meeting that the Stockholders proposed that each Stock Certificate be issued in/not in Joint Tenancy with the Right of Survivorship to the other stockholder.
 Upon motion duly made the seconded, the following resolution was unanimously adopted:



	RESOLVED, that the Directors shall establish a corporate bank account for the uses and purposes deemed commercially necessary by the Directors.



MANAGEMENT CONTRACT



	The Chairman presented the Management Contract with CLS
Financial Services, Inc. After discussion, upon motion duly made and recorded, the following resolution was adopted:



	RESOLVED, that the Contract as negotiated between RMX REIT, INC. and CLS Financial Service, Inc. is authorized to be executed by the Corporate Officers and the Secretary is directed to file a copy of such agreement with the minutes of this meeting.



COMPENSATION OF DIRECTORS



	The Chairman discussed the pros and cons for compensating directors. After discussion, upon motion duly made and recorded, the following resolution was adopted:



	RESOLVED, that the Directors shall not be entitled to be compensated for attendance at meetings.



COMPENSATION OF OFFICERS



	The Chairman presented the Employment Contracts with the President. After discussion, upon motion duly made and recorded, the following resolution was adopted:



	RESOLVED, that the Employment Contract as negotiated between the Company and its President, regarding compensation and the performance of his duties, as further agreed to by the Employment Contract is authorized to be executed by the Corporate Officers and the Directors, and the Secretary is directed to file a copy of such agreement with the minutes of this meeting.



FISCAL YEAR



	The Corporation's fiscal year was discussed.   Upon motion duly
made and seconded, the following resolution was unanimously adopted:



	RESOLVED, that this Corporation adopt a fiscal year, ending December 31st of each calendar year.



SUBSCRIPTION AGREEMENT



	The Chairman then exhibited to the directors a proposed Stock Subscription Agreement form and Investment Letter. Upon motion duly made and seconded, the following motion was unanimously adopted:



	RESOLVED, that the Stock Subscription Agreement form and Investment Letter examined by the directors at this meeting is adopted as the Stock Subscription Agreement form and Investment Letter of the Corporation. The Secretary is directed to insert a copy of the form in the form and letter in the minute book and attach it to the minutes of this meeting.



	There being no further business to come before the meeting, the meeting was adjourned.



	Executed on the      12          day of September, 1997.





						ATTEST:





						Original Document Signed

						MELVIN L. JOHNSON, Jr.

						Secretary









						Original Document Signed

						WILLIAM R. SANDEN

						President


APPROVED:




Original Document Signed by:  Sue M. Cooper, Vicke Swanson and Joe Zimmer

Independent Members of the Board of Directors







Original Document Signed by:  Jerry Vanhook

Chairman and other Members of the Board of Directors